                                                                    EXHIBIT 4.23

                                                                  LOAN NO. T0310
                                                                  LOAN NO. T0347


                                  COBANK, ACB
             FIRST AMENDMENT AND SUPPLEMENT TO AMENDED AND RESTATED
                              ACT OF SUBORDINATION


       BEFORE, the respective undersigned Notaries Public, and in the presence of the respective witnesses hereinafter named and undersigned, personally came and appeared the parties listed below, who, after being duly sworn, did state:

       THIS FIRST AMENDMENT AND SUPPLEMENT TO AMENDED AND RESTATED ACT OF SUBORDINATION (this "First Amendment") is made and entered into as of July 1, 1996 by and among CAMERON TELEPHONE COMPANY ("Cameron Telephone"), MISSISSIPPI ONE CELLULAR TELEPHONE COMPANY ("Mississippi One"), and COBANK, ACB, formerly known as the National Bank for Cooperatives ("CoBank"), and amends that certain Amended and Restated Act of Subordination, dated as of May 15, 1996 among Cameron Telephone, Mississippi One and CoBank.

       NOW, THEREFORE, in consideration of the foregoing, and intending to be legally bound hereby, Cameron Telephone, Mississippi One and CoBank hereby agree as follows:

       1. Section 1 of the Amended and Restated Act of Subordination is hereby amended and restated to read in its entirety as follows:

                     "SECTION 1.  SUBORDINATION OF DEBT.  Cameron Telephone and
              Mississippi One agree that all obligations of Mississippi One to Cameron Telephone, whether direct or indirect, absolute or contingent, secured or unsecured, due or to become due, now existing or hereafter arising, including, without limitation, (i) that certain Collateral Mortgage Note, dated April 14, 1993, drawn by Mercury Inc. ("Mercury") to the order of bearer, in the face principal amount of $5,000,000, and assumed by Mississippi One pursuant to that certain Act of Sale, dated as of August 31, 1994, between Mercury and Mississippi One (the "Assumption Agreement"); and (ii) that certain Note, dated April 14, 1993, drawn by Mercury to the order of Cameron Telephone, in the face principal amount of $2,729,924.84, and assumed by Mississippi One pursuant to the Assumption Agreement (all such obligations, collectively, the "Subordinated Debt"), are and shall be subordinate in payment and right of payment to the prior payment in full of all obligations of Mississippi One to CoBank, whether direct or indirect, absolute or contingent, secured or unsecured, due or to become due, now existing or hereafter arising, principal, interest (accruing both before and after any default by, or insolvency or bankruptcy of, Mississippi One) or other cost or

First Amendment to Amended and Restated Act of
Subordination/Cameron Telephone
Loan No. T0310
Loan No. T0347


              charge, including, without limitation, all obligations hereafter arising under that certain First Amended and Restated Continuing Guaranty, dated as of May 15, 1996, as amended by that certain First Amendment and Supplement to Amended and Restated Continuing Guaranty, dated as of July 1, 1996 (as so amended and as the same may be amended, modified, supplemented, extended or restated from time to time, the "Mississippi One Guaranty"), made by Mississippi One for the benefit of CoBank (all such obligations, collectively, the "CoBank Debt"). For purposes of this Agreement, the CoBank Debt shall not be deemed to have been paid in full until all loan agreements between CoBank and Mississippi One or any affiliate of Mississippi One if, with respect to such affiliate, Mississippi One has guaranteed the affiliate's obligations under such loan agreements, including, without limitation, that certain Amended and Restated Loan Agreement, dated as of May 15, 1996, as amended by that certain First Amendment and Supplement to Loan Agreement, dated as of July 1, 1996, providing for a loan of up to $32,400,000, and that certain Loan Agreement, dated as of May 15, 1996, providing for a loan of up to $5,000,000, all by and between CoBank and CTC Financial, Inc. (the foregoing loan agreements, collectively, the "Loan Agreements"), shall have been terminated and CoBank shall have received irrevocable payment of the CoBank Debt in immediately available funds or in another manner satisfactory to CoBank. Cameron Telephone agrees not to ask, demand, sue for, take or receive from Mississippi One, directly or indirectly, in cash or other property or by set-off or in any other manner, payment of or collateral for the payment of all or any of the Subordinated Debt unless or until the CoBank Debt shall be paid in full and, without the prior written consent of CoBank, will not exercise any remedies available to it, whether by agreement, law or equity or otherwise, in respect to the nonpayment of the Subordinated Debt, including, without limitation, the acceleration of the Subordinated Debt."

       2. Subsection A of Section 2 of the Amended and Restated Act of Subordination is hereby amended and restated to read in its entirety as follows:

              "SECTION 2.  PRIORITIES OF SECURITY INTERESTS.

                            A. Cameron Telephone hereby subordinates any and all security interests or liens it may now have or hereafter obtain or reserve with respect to any property or rights of Mississippi One (the "Collateral"), including, without limitation, the security interests created pursuant to that certain Deed of Trust, Security Agreement and Fixture Filing entered into by Mercury for the benefit of Cameron Telephone, dated as of April 14, 1993, and assumed by Mississippi One

First Amendment to Amended and Restated Act of
Subordination/Cameron Telephone
Loan No. T0310
Loan No. T0347


              pursuant to the Assumption Agreement, and related UCC Financing Statement filed with the Secretary of State of the State of Mississippi (collectively, the "Cameron Telephone Security Interests"), to all security interests and liens now or hereafter created in favor of CoBank in connection with any of the CoBank Debt, including, without limitation, the security interest created by that certain Security Agreement, dated as of September 27, 1994, as amended by that certain First Amendment and Supplement to Security Agreement, dated as of May 15, 1996, and that Second Amendment and Supplement to Security Agreement, dated as of July 1, 1996 (as so modified and as the same may be amended, modified, supplemented, extended or restated from time to time, the "Security Agreement"), entered into by Mississippi One for the benefit of CoBank, the lien created by that certain Deed of Trust, Security Agreement and Fixture Filing, dated as of September 27, 1994, as amended by that certain First Amendment and Supplement to Deed of Trust, Security Agreement and Fixture Filing, dated as of May 15, 1996, and that certain Second Amendment and Supplement to Deed of Trust, Security Agreement and Fixture Filing, dated as of July 1, 1996, (as so modified and as the same may be amended, modified, supplemented, extended or restated from time to time, the "Deed of Trust"), entered into by Mississippi One for the benefit of CoBank, and the lien created by that certain Mortgage, dated as of May 15, 1996, as amended by that certain First Amendment and Supplement to Mortgage, dated as of July 1, 1996 (as so amended and as the same may be amended, modified, supplemented, extended or restated from time to time, the "Mortgage"), entered into by Mississippi One for the benefit of CoBank (collectively, the "CoBank Security Interests")."

       3. Section 9 of the Amended and Restated Act of Subordination is hereby amended and restated to read in its entirety as follows:

                     "SECTION 9.  SUBORDINATED DEBT LEGEND.  Mississippi One
              and Cameron Telephone will cause each instrument evidencing Subordinated Debt to be endorsed with the following legend:

                     "The indebtedness evidenced by this instrument is subordinated to the prior payment in full of the "CoBank Debt" (as defined in the Amended and Restated Act of Subordination hereinafter referred to) pursuant to, and to the extent provided in that certain Amended and Restated Act of Subordination, dated as of May 15, 1996, as amended by that certain First Amendment and Supplement

First Amendment to Amended and Restated Act of
Subordination/Cameron Telephone
Loan No. T0310
Loan No. T0347


                     to Amended and Restated Act of Subordination, dated as of July 1, 1996 by the maker hereof and payee named herein in favor of CoBank, ACB."

              In the case of any Subordinated Debt which is not evidenced by an instrument, upon CoBank's request, Mississippi One and Cameron Telephone shall cause such Subordinated Debt to be evidenced by an appropriate instrument or instruments endorsed with the above legend."

       4. It is the intention of the parties hereto that this First Amendment shall not constitute a novation, it being the intention of the parties hereto merely to amend the Amended and Restated Act of Subordination as expressly set forth herein. To the extent not inconsistent herewith, all of the terms and conditions of the Amended and Restated Act of Subordination shall remain in full force and effect and are hereby ratified and confirmed by Cameron Telephone, Mississippi One and CoBank.

       5. This First Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original and shall be binding upon all parties and their respective permitted successors and assigns, and all of which taken together shall constitute one and the same agreement.

       6. This First Amendment shall be governed by and construed in accordance with the laws of the State of Louisiana, without reference to choice of law doctrine.





                           [Signatures on next page]

First Amendment to Amended and Restated Act of
Subordination/Cameron Telephone
Loan No. T0310
Loan No. T0347


       THUS DONE AND SIGNED in several counterparts at the places and on the dates indicated below, and in the presence of the respective undersigned Notaries Public and the respective undersigned witnesses indicated below, by duly authorized officers of the respective parties, after a due reading of the whole.

       At Lake Charles, Louisiana, on July 1, 1996.



                                   CAMERON TELEPHONE COMPANY


                                   By: /s/ SHELBY HOFFDAUIR
                                      -----------------------------------------
                                       Name: Shelby Hoffdauir
                                            -----------------------------------
                                       Title: President
                                             ----------------------------------


                                   Attest: /s/ LENA B. HENNING
                                          -------------------------------------
                                            Name: LENA B. HENNING
                                                 ------------------------------
                                            Title: Secretary
                                                  -----------------------------

                                                        [CORPORATE SEAL]

Witnesses to all signatures:


 /s/ SHEILA KING
--------------------------------
Witness


/s/ PAT HAMILTON
--------------------------------
Witness


/s/ [ILLEGIBLE]
--------------------------------
Notary Public

My commission expires: [LIFE]
                       ---------
       [NOTARIAL SEAL]


                      (Signatures continued on next page)

First Amendment to Amended and Restated Act of
Subordination/Cameron Telephone
Loan No. T0310
Loan No. T0347


                   (Signatures continued from previous page)




       At Lake Charles, Louisiana, on July 1,  1996.



                                   MISSISSIPPI ONE CELLULAR TELEPHONE
                                   COMPANY


                                   By: /s/ THOMAS G. HENNING
                                      -----------------------------------------
                                       Name: Thomas G. Henning
                                            -----------------------------------
                                       Title: President
                                             ----------------------------------




Witnesses to signature:


/s/ SHEILA KING
-------------------------------
Witness


/s/ PAT HAMILTON
-------------------------------
Witness


/s/ [ILLEGIBLE]
-------------------------------
Notary Public

My commission expires: [LIFE]
                       --------

       [NOTARIAL SEAL]



                      (Signatures continued on next page)

First Amendment to Amended and Restated Act of
Subordination/Cameron Telephone
Loan No. T0310
Loan No. T0347


                   (Signatures continued from previous page)




       At Atlanta, Georgia, on July 2, 1996.



                                   COBANK, ACB


                                   By: /s/ MARY KAY DEERING
                                      -----------------------------------------
                                       Name: Mary Kay Deering
                                            -----------------------------------
                                       Title: Vice President
                                             ----------------------------------


Witnesses to signature:


/s/ SHAWNE KEENAN
---------------------------------------
Witness


/s/ [ILLEGIBLE]
---------------------------------------
Witness


/s/ MARIANNE R. HOWELL
---------------------------------------
Notary Public

My commission expires: April 25, 1999
                       ----------------

       [NOTARIAL SEAL]